EXHIBIT 11

                         Washington Trust Bancorp, Inc.
                        Computation of Per Share Earnings
                For the Periods Ended September 30, 2001 and 2000




Three months ended September 30,                                   2001                             2000
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(In thousands, except per share amounts)                  Basic            Diluted            Basic         Diluted
                                                     -----------------------------------------------------------------
Net income                                                 $4,842           $4,842            $3,744           $3,744
Share amounts:
   Average outstanding                                   12,056.9         12,056.9          11,992.5         11,992.5
   Common stock equivalents                                     -            213.2                 -            113.7
----------------------------------------------------------------------------------------------------------------------
   Weighted average outstanding                          12,056.9         12,270.1          11,992.5         12,106.2
----------------------------------------------------------------------------------------------------------------------
Earnings per share                                           $.40             $.40              $.31             $.31
----------------------------------------------------------------------------------------------------------------------





Nine months ended September 30,                                    2001                             2000
----------------------------------------------------------------------------------------------------------------------

(In thousands, except per share amounts)                  Basic            Diluted            Basic         Diluted
                                                     -----------------------------------------------------------------
Net income                                                 $8,796           $8,796            $9,568           $9,568

Share amounts:
   Average outstanding                                   12,033.6         12,033.6          11,969.2         11,969.2
   Common stock equivalents                                     -            164.5                 -            133.1
----------------------------------------------------------------------------------------------------------------------

   Weighted average outstanding                          12,033.6         12,198.1          11,969.2         12,102.3
----------------------------------------------------------------------------------------------------------------------

Earnings per share                                           $.73             $.72              $.80             $.79
----------------------------------------------------------------------------------------------------------------------
